Exhibit 5.1

January 5, 2024

Oxus Acquisition Corp.

300/26 Dostyk Avenue

Almaty, Kazakhstan 050020

Dear Sirs and Mesdames:

Re:	Registration Statement on Form S-4 of Oxus Acquisition Corp.
(File No. Registration No. 333-273967)

We have acted as Canadian counsel to Oxus Acquisition Corp., a Cayman Islands exempted company (“Oxus”), in connection with the transactions (the “Business Combination”) contemplated by the Business Combination Agreement, dated February 23, 2023 (as may be amended, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”), that Oxus has entered into with Borealis Foods Inc., a corporation incorporated under the Canada Business Corporations Act (the “CBCA”) (“Borealis”), and 1000397116 Ontario Inc., a corporation incorporated under the Business Corporations Act (Ontario) (the “OBCA”) and a wholly-owned subsidiary of Oxus (“Newco”).

This opinion is being delivered in connection with the Registration Statement on Form S-4 (the “Registration Statement”) relating to the registration of certain securities to be issued in connection with the Business Combination, filed by Oxus with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of certain common shares (the “New Borealis Common Shares”) and warrants by the entity (“New Borealis”) to be formed pursuant to the amalgamation of Borealis and Oxus (the “New Oxus Amalgamation”), following the continuation of Oxus under the OBCA and (i) the conversion of all outstanding Borealis Convertible Notes (as defined in the Plan of Arrangement) and Borealis Options (as defined in the Plan of Arrangement) into common shares of Borealis, and (ii) the amalgamation of Newco and Borealis (the “Borealis Amalgamation”), pursuant to the terms of a Plan of Arrangement under section 192 of the CBCA and section 182 of the OBCA, attached as Annex C to the Registration Statement (as may be amended, supplemented or otherwise modified from time to time, the “Plan of Arrangement”).

Any terms used in this opinion that are not otherwise defined herein have the meanings ascribed to them in the Registration Statement or the Plan of Arrangement, as the context requires.

We, as your counsel, have made such investigations and examined originals or copies, certified or otherwise identified to our satisfaction, of such certificates of public officials and of such other certificates, documents, agreements and records as we have considered necessary or relevant for the purposes of rendering this opinion, including:

a)	Amendment No. 2 to the Registration Statement dated November 13, 2023 (including the exhibits thereto);

b)	the Business Combination Agreement (including all amendments thereto), including the form of New SPAC Articles of Continuance and New SPAC Bylaws attached thereto as exhibits;

c)	the Plan of Arrangement (including all amendments thereto);

d)	resolutions of the board of directors of Borealis approving, among other things, the Business Combination Agreement and the transactions contemplated thereby, the Plan of Arrangement and the transactions contemplated thereby and the performance of Borealis’ obligations under the Business Combination Agreement and the Plan of Arrangement;

e)	resolutions of the sole director of Newco approving, among other things, the Business Combination Agreement and the transactions contemplated thereby, the Plan of Arrangement and the transactions contemplated thereby and the performance of Newco’s obligations under the Business Combination Agreement and the Plan of Arrangement;

f)	resolutions of the sole shareholder of Newco approving, among other things, the Business Combination Agreement and the transactions contemplated thereby, the Plan of Arrangement and the transactions contemplated thereby and the performance of Newco’s obligations under the Business Combination Agreement and the Plan of Arrangement;

g)	resolutions of the board of directors of Oxus approving, among other things, the Business Combination Agreement and the transactions contemplated thereby, the Plan of Arrangement and the transactions contemplated thereby and the performance of Oxus’ obligations under the Business Combination Agreement and the Plan of Arrangement;

h)	the form of special resolution of the shareholders of Borealis in respect of the Plan of Arrangement to be considered at the special meeting of the shareholders of Borealis attached as Exhibit A to the Business Combination Agreement;

i)	the form of special resolution of the shareholders of Oxus in respect of the Plan of Arrangement to be considered at the special meeting of shareholders of Oxus; and

j)	a certificate of compliance for Borealis issued under the federal laws of Canada on January 4, 2024.

In rendering our opinion, we have, without independent inquiry or verification, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on documents we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials, directors and officers, as the case may be, that we reviewed were and are accurate, and (vi) all representations made by Oxus as to matters of fact in the documents that we reviewed and are accurate.

Further, we have assumed that:

a)	the Registration Statement will become effective under the Securities Act and such effectiveness shall not be terminated or rescinded;

b)	the proxy statement of Oxus included in the Registration Statement (the “Proxy Statement”) will be delivered by Oxus to its shareholders in accordance with applicable securities laws;

c)	the extraordinary general Meeting of Oxus shareholders is held as set forth in the Proxy Statement and the Registration Statement, and at such Meeting the requisite approval of the Business Combination Proposal and related proposals (including the Continuance Proposal, the Governing Documents Proposal, the Share Issuance Proposal and the Incentive Plan Proposal) is duly obtained;

d)	an Interim Order of the Ontario Superior Court of Justice (the “Court”) providing for certain matters related to the proposed special meeting (the “Borealis Meeting”) of the holders of common shares of Borealis (the “Borealis Shareholders”) and the Plan of Arrangement is granted in the manner contemplated by the Business Combination Agreement;

e)	an information circular and proxy statement for the Borealis Meeting at which among other matters, the Plan of Arrangement will be considered (the “Information Circular”) is approved by the board of directors of Borealis and complies with all applicable laws and is mailed to Borealis Shareholders in accordance with the OBCA and the Interim Order;

f)	the Borealis Meeting is held as set forth in the Information Circular and the Interim Order and at such Borealis Meeting the requisite approval of the Borealis Shareholders of the Plan of Arrangement is obtained in accordance with the terms of the Interim Order;

g)	a Final Order of the Court approving the Plan of Arrangement is granted prior to the Arrangement Effective Time;

h)	there are no material amendments to the Business Combination Agreement, the Plan of Arrangement, or other relevant documents after the date hereof and prior to the Arrangement Effective Time;

i)	the articles of continuance of Oxus under the OBCA are filed prior to the New Oxus Amalgamation and the Arrangement Effective Time, and New Oxus is a corporation validly existing under the OBCA at the Arrangement Effective Time;

j)	articles of amalgamation and articles of arrangement, as applicable, required to be filed to give effect to the Plan of Arrangement are in the form prescribed under the OBCA and the CBCA, as applicable, and are filed at the applicable times set forth in the Plan of Arrangement and, upon such filing and issuance of proof of filing to be issued by the Director, the Plan of Arrangement will become effective at the Arrangement Effective Time; and

k)	at or prior to the issuance of the New Borealis Common Shares, all corporate or other action required to be taken to duly authorize such proposed issuance and any related documentation shall remain in full force and effect.

We are qualified to practice law in the Province of Ontario and we do not express any opinion on any laws other than the laws of the Province of Ontario and the laws of Canada applicable therein, in each case in effect on the date hereof.

Based upon and relying on the foregoing, and subject to the assumptions and qualifications expressed herein, we are of the opinion that upon issuance in accordance with the terms and conditions of the Plan of Arrangement, the New Borealis Common Shares will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By the giving of such consent, we do not admit that we are experts with respect to any part of the Registration Statement, or otherwise, within the meaning of the rules and regulations of the SEC. This opinion is furnished for the sole benefit of Oxus and may not be relied upon by any other person or entity or quoted from or referred to in any documents other than the Registration Statement as provided for herein without our prior written consent.

This opinion is being delivered prior to the consummation of the Business Combination and therefore is prospective and dependent on future events. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Yours very truly,

/s/ TORYS LLP

TORYS LLP